Exhibit 99.2

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Multi-year Drug Discovery and Development
Collaboration with Pfizer

Creating Second-generation Antisense Drugs for Ocular Diseases

•              Work with recognized expert to extend the technology beyond Isis’ primary therapeutic focus

•              Expand the application of oligonucleotide drugs for treatment ocular diseases

•              Vitravene ™

•              Macugen ®

•              Payments to Isis

•              Technology access fee, support and milestones for research

•              Up to $80 million in development and sales milestones for three successful drugs in ocular indications

•              Additional milestones for other indications

•              Royalties

•              Pfizer will develop and commercialize drugs from the collaboration

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